UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Series A Preferred Stock Purchase Rights	-	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 1, 2026, in conjunction with the Chief Executive Officer transition matters described in Item 5.02 of this Current Report on Form 8-K, Carter’s, Inc. (the “Company”) issued a press release, which, among other things, reaffirmed the Company’s first quarter and full-year fiscal 2026 outlook that was provided on February 27, 2026. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sharon Price John as Chief Executive Officer and President and Director

On May 1, 2026, the Company announced that the Board of Directors of the Company (the “Board”) approved the appointment of Sharon Price John as Chief Executive Officer and President of the Company and a member of the Board, effective June 15, 2026 (the “Effective Date”).

Ms. John, age 62, recently announced her intention to retire from her role as President and Chief Executive Officer of Build-A-Bear Workshop, Inc. (“Build-A-Bear”) (NYSE: BBW), effective June 11, 2026, a role that she has held since March 2016. From May 2013 through March 2016, Ms. John served as Build-A-Bear’s Chief Executive Officer, and she has served as a director on Build-A-Bear’s Board of Directors since that time. From January 2010 through May 2013, Ms. John served as President of Stride Rite Children’s Group LLC, a division of Wolverine Worldwide, Inc., which designs and markets footwear for children. From 2002 through 2009, she held positions of broadened portfolio and increased responsibility at Hasbro, Inc., a multinational toy and board game company, including as General Manager & Senior Vice President of its U.S. Toy Division from 2006 to 2008 and General Manager & Senior Vice President of its Global Preschool unit from June 2008 through 2009. Ms. John also founded and served as Chief Executive Officer of Checkerboard Toys, served as Vice President, U.S. Toy Division with VTech Industries, Inc., and served in a range of roles at Mattel, Inc. She started her career in advertising, overseeing accounts such as Hershey’s and the Snickers/M&M Mars business. Until February 2025, Ms. John served on the Board of Directors of Jack in the Box Inc., a publicly-traded restaurant company. Ms. John will continue to serve as a non-independent director on Build-A-Bear’s Board of Directors through Build-A-Bear’s 2027 annual meeting of stockholders.

In connection with Ms. John’s appointment, Ms. John and the Company executed an offer letter on April 27, 2026 (the “Offer Letter”). Pursuant to the Offer Letter, during Ms. John’s employment with the Company, she will receive an initial base salary of $1,300,000 per year, and an annual cash bonus opportunity at target of 175%. Commencing in the Company’s 2027 fiscal year, Ms. John will be eligible to receive annual equity awards with a target value of no less than $6,500,000, pursuant to the terms of the Company’s shareholder-approved equity plan.

Pursuant to the Offer Letter, Ms. John will receive a sign-on equity grant with a grant date fair value of $6,500,000, with 40% of the grant to be in the form of time-based restricted shares and 60% in the form of performance-based restricted shares (collectively, the “Sign-On Equity”). The time-based restricted shares will vest in four substantially equal annual installments, with the first vesting date accelerated to March 2, 2027, and all remaining vesting dates consistent with the vesting schedule for the Company’s other executive officers’ 2026 equity awards. Subject to Ms. John’s continued employment with the Company, the earned performance-based restricted shares will vest at the end of the three-year performance period (2026-2028) consistent with the vesting schedule for the Company’s other executive officers’ 2026 equity awards and will be based on the performance metrics that were set for other performance-based restricted shares awarded to the Company’s executive officers earlier in fiscal 2026.

In the event of Ms. John’s resignation for good reason or a termination by the Company without cause, occurring (a) prior to the first anniversary of the Effective Date, (i) the second tranche of the time-based restricted shares of the Sign-On Equity and (ii) the first tranche of the time-based restricted shares of Ms. John’s annual equity grant in the 2027 fiscal year will be accelerated to Ms. John’s termination date, or (b) on or after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, (i) the third tranche of the time-based restricted shares of the Sign-On Equity and (ii) the second tranche of the time-based restricted shares of Ms. John’s annual equity grant in the 2027 fiscal year will be accelerated to Ms. John’s termination date. In the event that within two years following a change of control, the Company terminates Ms. John’s employment other than for cause, or Ms. John resigns for good reason, the time-based restricted share awards then held by Ms. John will become fully vested.

Ms. John will also receive a special one-time cash bonus of $500,000 within 30 days of the Effective Date.

Ms. John is expected to enter into the Company’s previously disclosed Severance Agreement and participate in the employee benefit plans and programs provided by the Company to other senior executives. Ms. John will be covered by any Company directors and officers insurance policies. Ms. John will also be subject to the Company’s restrictive covenants included in the Severance Agreement, which include restrictions relating to non-competition and non-solicitation for 24 months after the termination date and protection of confidential information.

The description of the Offer Letter in this Item 5.02 is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. John and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Ms. John has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

Departure of Douglas C. Palladini as Chief Executive Officer and President and Director

In connection with the appointment of Ms. John, Douglas C. Palladini has departed the Company as Chief Executive Officer and President and resigned as a member of the Board, effective April 28, 2026. Mr. Palladini is eligible for separation payments and benefits provided upon a termination of employment without “cause” pursuant to his severance agreement. Following his separation, Mr. Palladini will continue to be subject to certain restrictive covenants, including non-competition and non-solicitation covenants.

Appointment of Richard F. Westenberger as Interim Chief Executive Officer and President

On May 1, 2026, the Company announced the appointment of Richard F. Westenberger as Interim Chief Executive Officer (“Interim CEO”) and President, effective April 28, 2026. Mr. Westenberger will serve as Interim CEO and President for the transition period leading up to Ms. John’s start date and will continue to serve in his current role as Chief Financial Officer & Chief Operating Officer.

Mr. Westenberger, age 57, joined the Company in 2009 as Executive Vice President & Chief Financial Officer, and was appointed Senior Executive Vice President, Chief Financial Officer & Chief Operating Officer in March 2024, and Chief Financial Officer & Chief Operating Officer in May 2025. Mr. Westenberger previously served as Interim CEO from January 2025 to April 2025. Mr. Westenberger’s responsibilities in his role as Chief Financial Officer & Chief Operating Officer include management of Carter’s finance, enterprise risk management, information technology, real estate, strategic procurement, and internal audit functions. Prior to joining Carter’s, Mr. Westenberger served as Vice President of Corporate Finance and Treasurer of Hewitt Associates, Inc. from 2006 to 2008. From 1996 to 2006, Mr. Westenberger held various senior financial management positions at Sears Holdings Corporation and its predecessor organization, Sears, Roebuck and Co., including Senior Vice President & Chief Financial Officer of Lands’ End, Inc., Vice President of Corporate Planning & Analysis, and Vice President of Investor Relations. Prior to Sears, Mr. Westenberger was with Kraft Foods, Inc. He began his career at Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP, and is a certified public accountant. Mr. Westenberger earned his Bachelor of Business Administration in Accountancy from the University of Notre Dame and his Master of Business Administration from the University of Chicago Booth School of Business.

In connection with his appointment as Interim CEO and President, Mr. Westenberger will be paid a monthly cash stipend of $110,000, which will be pro-rated based on his service as Interim CEO and President. Mr. Westenberger will also receive restricted stock awards in an amount of $300,000 pursuant to the Company’s Amended and Restated Equity Incentive Plan on a quarterly basis (the “Westenberger Awards”), each vesting within one year of the grant date of the relevant Westenberger Award. The Westenberger Awards will be immediately vested in the event that Mr. Westenberger is terminated without cause or resigns for good reason prior to the applicable vesting date, or in the event of his death or disability prior to the vesting date, and will be pro-rated for partial service as Interim CEO and President during a quarter.

There is no arrangement or understanding with any person pursuant to which Mr. Westenberger was appointed as Interim CEO and President. There are no family relationships between Mr. Westenberger and any director or executive officer of the Company, and Mr. Westenberger is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

The Company’s press release regarding the matters described in Item 2.02 and Item 5.02 above is attached hereto as Exhibit 99.1.

The information included in Item 2.02 and Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated April 27, 2026.

99.1	Press Release, dated May 1, 2026.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2026	CARTER’S, INC.

	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Chief Administrative & Compliance Officer, Corporate Secretary